

JONES APPAREL GROUP

2008 Fourth Quarter Earnings

February 11, 2009

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

- those associated with the effect of national, regional and international economic conditions;
- lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
- the tightening of the credit markets and the Company's ability to obtain credit on satisfactory terms;
- given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general ;
- the performance of the Company's products within the prevailing retail environment;
- customer acceptance of both new designs and newly-introduced product lines;
- the Company's reliance on a few department store groups for large portions of the Company's business;
- consolidation of the Company's retail customers;
- financial difficulties encountered by the Company's customers;
- the effects of vigorous competition in the markets in which the Company operates;
- the Company's ability to attract and retain qualified executives and other key personnel;
- the Company's reliance on independent foreign manufacturers;
- changes in the costs of raw materials, labor, advertising and transportation;
- the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
- the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
- the Company's ability to successfully implement new operational and financial computer systems; and
- the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Strategy Overview: Taking Action to Protect Stakeholder Value in the Near-Term

Short-term initiatives to effectively manage during economic downturn:

- Identified $33 million of cost savings
  - Personnel reductions: ~185 positions or 4% of wholesale and corporate full-time workforce
  - Elimination/Suspension of certain unprofitable divisions: Behold, Jeanstar, Code of Ethics, Grane Girl and the high end Anne Klein New York footwear business
  - Reduction in discretionary spending
- Managing capital expenditures (budgeting $40-45 million in 2009 vs. ~$71 million in 2008)
- Eliminated merit increases for the year, which will avoid approximately $17 million of expenses
- Conservative approach to new projects
- Amended credit facility to enhance financial flexibility

We will continue to take decisive and proactive actions that will enable us to execute on our strategy

JAG

Strategy Overview: Taking Action to Deliver Shareholder Value Going Forward

Ongoing actions to remain a strong competitor:

- Stimulate core brands with new and relevant product initiatives, and innovative concepts
  - New Balance for Nine West
  - Nine West Vintage America Collection
  - l.e.i. sundresses by Taylor Swift exclusively at Walmart
  - ShoeWoo
  - 9Loves loyalty program
  - Jones New York "Style Miles" featuring Lloyd Boston
- Leverage scale and relationships: maintain position as top department store resource and grow mass market opportunity
- Enhance and strengthen appeal of brands
  - Emphasize design and merchandise assortments
  - Maintain consistency of quality and fit
- Grow market share
  - Sell into a varied portfolio of channels
  - Expand licensing and private label, both domestic and international
  - Continue rolling-out e-commerce sites
- Return vertical retail operations to consistent profitability

New Balance for Nine West



Fashion Meets Function

- The idea …A perfect combination of fashion + performance
- Initial collection will offer active lifestyle fashion footwear with performance technology
  - Available in a limited distribution nationwide and internationally in March 2009
- Agreement to license, create and distribute a fashion-lifestyle footwear collection that brings together New Balance's innovative performance and materials technology with Nine West's renowned fashion styling
- Designed in partnership with Fred Allard, Nine West Creative Director, and Savania Davies-Keiller and Roberto Crivello, New Balance Creative Directors


for NINE WEST



JAG

Nine West Vintage America Collection

Building on the success of the Nine West brand with an authentically American, casual collection

- Initial collection will feature footwear and accessories, with jeanswear and other categories to follow
- Casual chic collection … perfectly timed for this environment
- Designed under the direction of Fred Allard, Nine West Creative Director, to create a consistent look and feel across product categories
- Approachable price points and creative marketing
- Available at Nine West stores, www.ninewest.com, and select department stores nationwide and internationally
- Fall 2009 release






Q4 2008 Performance – Consolidated

($ in millions, except per share)	Q4-2008	Q4-2007
Total Revenue	$848	$848
Gross Profit	$252	$268
Gross Margin	29.7%	31.5%
Operating Income	$2	$12
(Loss) Income from Continuing Operations	$(3)	$8
Adjusted EPS from Continuing Operations	$(0.04)	$0.09

- *Annual revenue from e-commerce sites increased 52.4% to $32M from $21M*
- *Results impacted by heavily promotional retail environment*

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Q4 2008 Performance – Segment

($ in millions)	Q4 - 2008	Q4 -2007
Revenue (including intersegment revenues) -		
Wholesale Better	$258	$241
Wholesale Jeanswear	$203	$188
Wholesale Footwear & Accessories	$219	$243
Retail	$201	$212
Operating Profit (Loss) -		
Wholesale Better	$7	$0
Wholesale Jeanswear	$5	$(5)
Wholesale Footwear & Accessories	$1	$17
Retail	$(13)	$(3)
Operating Margin -		
Wholesale Better	2.9%	0.2%
Wholesale Jeanswear	2.5%	-2.7%
Wholesale Footwear & Accessories	0.4%	7.1%
Retail	-6.7%	-1.5%

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

JAG

Strong Financial Position

- Cash at quarter end: ~ $338 million
- Debt is flat with the fourth quarter 2007
- Quarterly dividend: $0.05 per share
- Fourth Quarter 2008 Capital Expenditures: ~ $15 million

2009 Guidance

($ in millions)	Revenue
Wholesale Better Apparel	$1,050 - $1,125
Wholesale Jeanswear	$750 - $800
Wholesale Footwear and Accessories	$975 - $1,050
Retail	$675 - $725
Licensing, Other and Eliminations	$(150) - $(160)
Total Company	$3,300 - $3,540
Interest Expense	~$51 Million
Effective Tax Rate	~35.0 %
Depreciation and Amortization	~$93 Million
Weighted Average Shares	~84 Million
Capital Expenditures	~$40 - $45 Million

Full Year Brand Contribution


2008 Adjusted Revenues
Nine West 24%
Jones New York 22%
Anne Klein 9%
Easy Spirit 7%
Gloria Vanderbilt 6%
l.e.i. 5%
Energie 4%
Bandolino 4%
Kasper 4%
Other 15%


2009 Projected Revenues
Nine West 24%
Jones New York 21%
Anne Klein 8%
Easy Spirit 8%
Gloria Vanderbilt 6%
l.e.i. 6%
Energie 4%
Bandolino 5%
Kasper 4%
Other 14%

Q4 2008 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q4 2008 Net Revenues				
Wholesale Better	$ 258	$ -		$ 258
Wholesale Jeanswear	202	1	(b)	$ 203
Wholesale Footwear & Accessories	219	-		$ 219
Retail	201	-		$ 201
Licensing, Other and Eliminations	(33)	-		$ (33)
Total Company	$ 847	$ 1		$ 848
Q4 2008 Gross Profit	$ 250	$ 2	(b), (e)	$ 252
Q4 2008 Operating Income				
Wholesale Better	$ 5	$ 2	(d)	$ 7
Wholesale Jeanswear	3	2	(b)	5
Wholesale Footwear & Accessories	(5)	6	(e)	1
Retail	(14)	1	(e)	(13)
Licensing, Other and Eliminations	(24)	26	(c)	2
Total Segment Income (loss)	$ (35)	$ 37		$ 2
Goodwill Impairment	(813)	813	(a)	-
Total Company Operating Income	$ (848)	$ 850		$ 2
(Loss) income from continuing operations	$ (823)	$ 820		$ (3)
EPS from continuing operations	$ (10.08)	$ 10.04		$ (0.04)

(a) Represents the impairments recorded as a result of the annual valuation of the fair value of our indefinite-lived intangible assets and goodwill in accordance with GAAP.

(b) 2008 includes costs related to the moderate sportswear shutdown announced in May 2007, and the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs.

(c) 2008 includes the trademark impairments discussed above in letter (a), items related to the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs.

(d) 2008 includes severance and and other restructuring costs.

(e) 2008 includes severance, accelerated depreciation and other restructuring related costs.

JAG

Q4 2007 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q4 2007 Net Revenues				
Wholesale Better	$ 241	$ -		$ 241
Wholesale Jeanswear	179	9	(c)	$ 188
Wholesale Footwear & Accessories	243	-		$ 243
Retail	212	-		$ 212
Licensing, Other and Eliminations	(36)	-		$ (36)
Total Company	$ 839	$ 9		$ 848
Q4 2007 Gross Profit	$ 257	$ 10	(c)	$ 267
Q4 2007 Operating Income				
Wholesale Better	$ (4)	$ 4	(e)	$ -
Wholesale Jeanswear	(22)	17	(c)	(5)
Wholesale Footwear & Accessories	17	-		17
Retail	(4)	1	(f)	(3)
Licensing, Other and Eliminations	(6)	9	(a), (b)	3
Total Segment Income (loss)	$ (19)	$ 31		$ 12
Goodwill Impairment	(78)	78	(a)	-
Total Company Operating Income	$ (97)	$ 109		$ 12
(Loss) income from continuing operations	$ (86)	$ 94		$ 8
EPS from continuing operations	$ (1.01)	$ 1.10		$ 0.09

(a) Represents the impairments recorded as a result of the annual valuation of the fair value of our indefinite-lived intangible assets and goodwill in accordance with GAAP.

(b) Represents the impairments recorded in accordance with SFAS No. 142, resulting from the exit from certain of our moderate sportswear brands.

(c) 2007 is inclusive of the shutdown of certain moderate sportswear brands announced in May 2007, the gain on the sale of facility and equipment under the Mexico restructuring, and occupancy expenses related to the shutdown of a distribution center along with other restructuring costs.

(d) 2007 relates to the trademark impairments discussed above under letter (a), and other restructuring costs.

(e) 2007 includes severance, occupancy expenses related to the shutdown of two distribution centers, and other restructuring costs.

(f) 2007 includes severance, accelerated depreciation and other restructuring related costs.